Exhibit 99.1

Daré Bioscience Reports Second Quarter 2026 Results and Highlights Commercial Inflection as Multi-Product Women’s Health Strategy Advances

Company launches Flora Sync LF5™, the company’s first directly commercialized product, began generating revenue in July

DARE to PLAY™ Sildenafil Cream progressing toward national dispensing and initial revenue in the third quarter of 2026, with prescriptions and preorders already being accepted

Building a commercial ecosystem to make it easier for women to discover, access and purchase products specifically designed for women

Clinical pipeline continues to advance, led by positive interim Phase 3 Ovaprene® results and initiation of the DARE-HPV Phase 2 study

Company to host conference call and webcast today, August 13, 2026, at 4:30 p.m. Eastern Time – Access the webcast here

SAN DIEGO, August 13, 2026 (GLOBE NEWSWIRE) — Daré Bioscience, Inc. (NASDAQ: DARE), a purpose-driven health biotech company solely focused on closing the gap in women’s health between promising science and real-world solutions, today reported financial results for the quarter ended June 30, 2026, and provided a corporate update highlighting key milestones in its commercial evolution, including the launch of Flora Sync LF5, its first directly commercialized product. The Company also continued preparations for prescription dispensing of DARE to PLAY Sildenafil Cream and expanded its purpose-built commercial ecosystem.

Daré continued to advance its diversified development pipeline of women’s health products toward multiple anticipated clinical and regulatory milestones. The Company’s pipeline includes product candidates at various stages of development addressing significant unmet needs across women’s health. As these programs move through clinical development and regulatory review, they have the potential to broaden Daré’s future commercial portfolio, generate additional value-driving catalysts and provide a sustained pipeline of differentiated products for its growing commercial infrastructure.

“The launch of Flora Sync LF5, our first directly commercialized product, represents an important milestone in the strategy Daré has pursued since its founding, to bring to market evidence-based products specifically designed for women,” said Sabrina Martucci Johnson, President and Chief Executive Officer of Daré Bioscience. “With DARE to PLAY Sildenafil Cream nearing prescription dispensing, we are expanding our commercial portfolio while building the capabilities to make our products easier for women to discover, access and purchase. Our commercial platform is designed to support not only our initial launches, but also future products across our portfolio. By pairing a differentiated women’s health pipeline with a scalable path to market, we are building a strong foundation for sustainable, long-term growth.”

Daré is building a commercial platform that brings together evidence-based products, provider engagement, targeted digital marketing, telehealth services and the DARE Health Hub within a coordinated, data-driven model tailored to women’s health. These capabilities will allow the Company to reach women through multiple channels, facilitate a more seamless path from education to fulfillment, and generate insights that can inform customer acquisition and resource allocation. By applying the lessons from each launch across its broader portfolio, Daré is creating a repeatable, capital-efficient approach to commercialization.

Building Toward a Multi-Product Commercial Portfolio:

●	Launched Flora Sync LF5 through the DARE Health Hub, establishing the Company’s first direct-to-consumer product offering.
●	Continued preparations for DARE to PLAY Sildenafil Cream prescription dispensing, with nationwide prescription intake and early preorder activity underway through the DARE Health Hub.*
●	DARE to PLAY Sildenafil Cream prescription dispensing and initial product revenue expected to commence in Q3 2026.
●	Entered a strategic collaboration with MyMenopauseRx to connect women exploring DARE to PLAY Sildenafil Cream with a telehealth provider dedicated to perimenopause and menopause care and expand patient access and reach.
●	Continued optimizing provider engagement, digital marketing, telehealth and customer acquisition channels to support capital-efficient commercial growth.

●	DARE to RECLAIM – Estradiol plus Progesterone Monthly Hormone Therapy for Menopause*

○	Activities to support commercial availability through the 503B compounding pathway are underway, with prescription dispensing targeted to begin in 2027.
○	Working in parallel to advance an FDA 505(b)(2) regulatory pathway strategy.**

Pipeline Execution:

●	Ovaprene® - Investigational Hormone-Free Monthly Intravaginal Contraceptive

○	Reported positive interim results from the ongoing pivotal Phase 3 study and the independent Data Safety Monitoring Board’s recommendation that the study continue without modification.

●	DARE-HPV - Investigational Therapeutic with Potential to be the First for High-Risk HPV Infection

○	With funding from an ARPA-H award, initiated a Phase 2 study expected to enroll approximately 100 women with persistent high-risk human papillomavirus (HPV) infection. Topline results are expected in 2027.
○	Received a funding award notice for a second $1.0 million tranche from the National Institute of Allergy and Infectious Disease (NIAID), a division of the NIH, bringing the total funding award for the DARE-HPV program across the project period that began in December 2024 to $2.0 million.

“We are very pleased with the momentum across our development pipeline, including the recently reported positive interim results for Ovaprene and the initiation of the DARE-HPV Phase 2 study,” continued Ms. Johnson. “We are also making meaningful progress across our additional clinical and grant-supported programs, creating multiple opportunities for data, regulatory milestones and value creation. Each step brings us closer to delivering new options in areas of women’s health where significant needs remain unmet.”

Financial Results for Second Quarter 2026 and Highlights

Cash Position

As of June 30, 2026, Daré had approximately $12.6 million in cash and cash equivalents, and a working capital deficit, which is calculated as current assets minus current liabilities, including a deferred grant funding liability of approximately $15.0 million, of approximately $0.2 million.

Revenue

Total revenue for the three months ended June 30, 2026 was $0.2 million compared to $(0.02) million for the same period of the prior year. The increase is attributable to research and development (R&D) services revenues from agreements entered into with the Gates Foundation in September and October 2025, partially offset by a decrease in non-cash royalty revenues related to XACIATO®.

Cost of Revenues

Cost of revenues for the three months ended June 30, 2026, was $0.3 million with no comparable activity in the same period of the prior year. Cost of revenues related to the cost of performing R&D services under agreements entered into with the Gates Foundation in September and October 2025, and to expenses associated with medical education and awareness related to the commercialization of DARE to PLAY.

Operating Expenses

Selling, general and administrative expenses were approximately $2.6 million for the three months ended June 30, 2026, compared to approximately $2.4 million for the same period of the prior year. The year-over-year increase was primarily attributable to a non-cash write down of previously deferred equity offering costs.

R&D expenses were approximately $0.2 million for the three months ended June 30, 2026, compared to approximately $1.4 million for the same period of the prior year. The decrease of approximately $1.2 million was primarily related to an increase in contra R&D expenses for direct program costs, decreases in direct costs of several programs, driven by decreases in costs related to the Ovaprene Phase 3 clinical trial, the DARE-PTB1 program, and the DARE-LARC1 program, and a decrease in personnel-related costs. Such decreases were partially offset by increases in expenses related to DARE-HPV, investigational Sildenafil Cream, and DARE to PLAY Sildenafil Cream. Contra R&D expenses for the three months ended June 30, 2026 and 2025 primarily offset direct program costs for DARE-LARC1, Ovaprene and DARE-HPV. Daré recognizes amounts received under grant and governmental funding awards as “contra-R&D expenses,” meaning grant funding reduces R&D expenses in the statements of operations as the related costs are incurred over the grant period. Total contra-R&D expense was approximately $4.7 million for the three months ended June 30, 2026, compared to approximately $4.5 million for the same period of the prior year. Daré believes this dynamic is important to understand when evaluating the true scale of Daré’s R&D investment and capital efficiency.

Revenue Outlook

Daré began recording revenue from sales of Flora Sync LF5 in July 2026 and expects to begin recording revenue from sales of DARE to PLAY Sildenafil Cream in the third quarter of 2026. Revenue from DARE to RECLAIM estradiol and progesterone intravaginal ring is targeted to begin in 2027. Daré is building toward a multi-product revenue profile that diversifies and grows across 2026 and 2027.

Daré encourages investors to review the detailed discussion of its financial statements, financial condition, liquidity, capital resources and risk factors in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed today with the U.S. Securities and Exchange Commission (SEC).

Conference Call

Daré will host a conference call and live webcast today, August 13, 2026, at 4:30 p.m. Eastern Time to review its financial results for the quarter ended June 30, 2026, and to provide a company update.

To access the conference call via phone, dial (646) 307-1963 or (800) 715-9871 (toll-free). The conference ID number for the call is 3808585. The live webcast can be accessed under “Presentations, Events & Webcasts” in the Investors section of the company’s website at ir.darebioscience.com. Please log in approximately 5-10 minutes prior to the call to register and to download and install any necessary software. The webcast will be archived in the same section of the company’s website and available for replay for 90 days.

ABOUT DARÉ BIOSCIENCE, INC.

Daré Bioscience (NASDAQ: DARE) is a purpose-driven health biotech company solely focused on closing the gap in women’s health between promising science and real-world solutions. Every innovation Daré advances is based in advanced science and backed by rigorous, peer-reviewed research. From contraception to menopause, sexual health to fertility, vaginal health to infectious disease, Daré is working to close critical gaps in care using science that serves her needs. For decades, women have been told to “wait it out” or “live with it,” while innovations that could improve their quality of life languish in the regulatory or funding pipeline. With growing awareness around menopause, sexual health, and vaginal health, the conversation is shifting. However, access to proven solutions is lagging. Daré is working to change that. Learn more at darebioscience.com.

FORWARD-LOOKING STATEMENTS

Daré cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “prepare,” “progress,” “seek,” “should,” “would,” “build” or the negative version of these words and similar expressions.

In this press release, forward-looking statements include, but are not limited to, statements relating to: Daré’s commercial strategy and plans; the capabilities of Daré’s commercial infrastructure; the timing of DARE to PLAY and DARE to RECLAIM prescription dispensing and product revenue; the market opportunity for Daré’s products and ability to gain market acceptance; potential commercial portfolio expansion; the potential impact of the products that Daré brings to market for women and the Company; development and regulatory pathway plans and expectations regarding Daré’s product candidates, including clinical development strategies, clinical trial design, timelines, costs, milestones, and results, regulatory strategy; timing and outcome of FDA communications, submissions and review of applications; the potential for Daré’s clinical development programs to generate value-driving catalysts and provide a sustained pipeline of differentiated products; the sufficiency of non-dilutive grant and other financial award funding to advance development of specified product candidates or programs, including through specified milestones; expectations regarding existing collaborations and plans for future collaborations; and Daré’s ability to create meaningful long-term value for women and shareholders.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, without limitation, risks and uncertainties related to: Daré’s ability to raise additional capital when and as needed to execute its business strategy and continue as a going concern; potential suspension and delisting of Daré’s common stock from the Nasdaq Capital Market; Daré’s dependence on grants and other financial awards from governmental entities and a private foundation; Daré’s reliance on Section 503B-registered outsourcing facilities and other third parties to bring DARE to PLAY Sildenafil Cream and other solutions to market as compounded drugs or as consumer health products and facilitate access to such products and the risk that those third parties do not perform as expected; difficulties in establishing and sustaining relationships with third-party collaborators; the risk that the U.S. Food and Drug Administration (FDA) could stop permitting Section 503B-registered outsourcing facilities to compound the drug substances in the proprietary formulations Daré intends to bring or brings to market or changes the conditions under which those drug substances may be used in compounding or the compounded products may be distributed; the ability of outsourcing facilities for Daré’s compounded products to maintain their registration with the FDA under Section 503B; the timing of establishing, and ability to maintain, state-required licensure or registration to enable fulfillment of prescriptions for DARE to PLAY Sildenafil Cream and other solutions brought to market via the Section 503B pathway; Daré’s inexperience, as a company, in and limited infrastructure for commercializing products; the degree of market demand and acceptance for the products Daré brings to market; competitive product launches; greater than expected costs to bring compounded drug products to market and marketing costs; shifts in consumer spending or behavior; Daré’s reliance on third parties to manufacture and conduct clinical trials and preclinical studies of its product candidates and commercialize XACIATO™ (clindamycin phosphate) vaginal gel 2% and future FDA-approved products, if any; the risk that the FDA’s 505(b)(2) pathway for drug product approval in the U.S. is not available for a product candidate as Daré anticipates; Daré’s ability to develop, obtain FDA or foreign regulatory approval for, and commercialize its product candidates and to do so on communicated timelines; failure or delay in starting, conducting and completing clinical trials of a product candidate and the inherent uncertainty of outcomes of clinical trials; Daré’s ability to design and conduct successful clinical trials, to enroll a sufficient number of patients, to meet established clinical endpoints, to avoid undesirable side effects and other safety concerns, and to demonstrate sufficient safety and efficacy of its product candidates; decisions not to make clinical study design modifications recommended by the FDA; Daré’s dependence on third parties to conduct clinical trials and manufacture and supply clinical trial material and commercial product; the risks that positive findings in early clinical and/or nonclinical studies of a product candidate may not be predictive of success in subsequent clinical and/or nonclinical studies of that candidate and that interim data or results from a particular clinical study do not necessarily predict the final results for that study; the risk that the FDA, other regulatory authorities, members of the scientific or medical communities or investors may not accept or agree with Daré’s interpretation of or conclusions regarding data from clinical studies of its product candidates; the risk that even if a pivotal clinical study achieves its primary efficacy endpoint, the FDA may determine the data package is not sufficient to support a favorable benefit-risk determination in a future marketing application; the risk that development of a product candidate requires more clinical or nonclinical studies than Daré anticipates, or that the duration of a study or number of study subjects must be significantly greater than anticipated; the loss of, or inability to attract, key personnel; product pricing and coverage and reimbursement from third-party payors; Daré’s ability to retain its licensed rights to develop and commercialize a product or product candidate; Daré’s ability to satisfy the monetary obligations and other requirements in connection with its exclusive, in-license agreements covering the critical patents and related intellectual property related to its product and product candidates; Daré’s ability to adequately protect or enforce its, or its licensor’s, intellectual property rights; disputes or other developments concerning Daré’s intellectual property rights; the lack of patent protection for the active ingredients in certain of Daré’s product candidates which could expose its products to competition from other formulations using the same active ingredients; product liability claims; governmental investigations or actions relating to Daré’s products or product candidates or the business activities of Daré, its commercial collaborators or other third parties on which Daré relies; changes in healthcare, pharmaceutical, consumer protection or privacy laws and regulatory policies; increased scrutiny from regulators; global trends toward health care cost containment; the effects of macroeconomic conditions, geopolitical events, and major changes and disruptions in U.S. government policies and operations on Daré’s ability to raise additional capital or on Daré’s operations, financial results and condition, and ability to achieve current plans and objectives; and cybersecurity incidents or similar events that compromise Daré’s technology systems and/or significantly disrupt Daré’s business or those of third parties on which it relies.

Daré’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré’s risks and uncertainties, you are encouraged to review its documents filed with the U.S. Securities and Exchange Commission (SEC), including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

*The terms DARE to PLAY and DARE to RECLAIM describe 503B compounded drug products. Compounded drug products are not approved by the FDA. The FDA does not evaluate compounded drug products for safety, effectiveness, or quality. References to Section 503B, 503B, 503B compounding, 503B compounded product, and similar terms refer to Section 503B of the Federal Food, Drug, and Cosmetic Act (FDCA) and the production and supply of compounded drugs by Section 503B-registered outsourcing facilities without patient-specific prescriptions in accordance with Section 503B. Section 503B-registered outsourcing facilities are subject to FDA inspection and required to compound drug products under current Good Manufacturing Practice (cGMP) regulations to ensure quality, strength and consistency.

**The term FDA 505(b)(2) regulatory pathway refers to Section 505(b)(2) of the FDCA, which enables an applicant to rely, in part, on the FDA’s prior findings of safety and efficacy data for an existing product, or published literature, in support of the applicant’s new drug application (NDA), providing an alternate path to FDA approval for new or improved formulations or new uses of previously approved drugs.

Contact:

Daré Bioscience Investor Relations

innovations@darebioscience.com

Source: Daré Bioscience, Inc.

Daré Bioscience, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,
	2026	2025
Revenue
Research and development services and royalty revenue	$187,546	$(21,172)
Total revenue	187,546	(21,172)
Cost of revenues	319,889	-
Operating expenses
Selling, general and administrative	2,593,671	2,377,866
Research and development	241,966	1,428,762
Total operating expenses	2,835,637	3,806,628
Loss from operations	(2,967,980)	(3,827,800)
Other expense	(14,793)	(188,683)
Net loss	$(2,982,773)	$(4,016,483)
Foreign currency translation adjustments	2,225	12,983
Comprehensive loss	$(2,980,548)	$(4,003,500)
Loss per common share - basic and diluted	$(0.20)	$(0.45)
Weighted average number of shares outstanding:
Basic and diluted	14,889,832	8,871,155

Daré Bioscience, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets Data

	June 30, 2026 (unaudited)	December 31, 2025
Cash and cash equivalents	$12,617,594	$24,711,356
Working capital	$(236,457)	$3,378,192
Total assets	$22,370,109	$32,474,563
Total stockholders’ (deficit) equity	$(560,100)	$2,842,634